Exhibit 10-v
FOURTH AMENDMENT
OF
ADC TELECOMMUNICATIONS, INC.
401(k) EXCESS PLAN
(2002 Restatement)
     WHEREAS, ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (the “Principal Sponsor”), by resolution of its Board of Directors, has heretofore established and maintains a nonqualified, unfunded, deferred compensation and supplemental retirement plan for the benefit of a select group of management or highly compensated eligible employees (the “Plan”), which, in its most recent restated form, is embodied in a document entitled “ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN (2002 Restatement),” as amended by three amendments (hereinafter collectively referred to as the “Plan Statement”);
     WHEREAS, the Retirement Committee of ADC Telecommunications, Inc. (the “Committee”) has been delegated the power to make further amendments of the Plan Statement which do not materially increase the cost of the Plan; and
     WHEREAS, the Retirement Committee desires to amend the Plan Statement.
     NOW, THEREFORE, BE IT RESOLVED, the Plan Statement is hereby amended in the following respects:
1. EXCESS DEFERRALS. Effective for excess deferrals made for Plan Years beginning on or after January 1, 2006, Sections 3.1.1 and 3.1.2 of the Plan Statement are amended to read in full as follows:
     3.1.1. Amount. The Employer shall credit each Participant’s Excess Savings Account with the amount of deferred Compensation agreed to by each Participant pursuant to the Participant’s Excess Savings Agreement. No excess savings additions shall be credited to an eligible employee’s account for a Plan Year prior to the date the employee has earned Compensation that exceeds the limitations in Section 401(a)(17) of the Code for such Plan Year.
     3.1.2. Crediting the Account. The amount of Excess Compensation deferred with respect to each Participant shall be credited in dollar amounts to the Participant’s Excess Savings Account as soon as administratively practicable following each pay period for which the Compensation was deferred.
2. FIXED MATCH ADDITIONS. Effective for fixed match additions made for Plan Years beginning on or after January 1, 2006, Sections 3.2.2 and 3.2.3 of the Plan Statement are amended to read in full as follows:

     3.2.2. Crediting the Account. The fixed match addition which is made with respect to a Participant shall be credited in dollar amounts to the Participant’s Match Account as soon as administratively practicable following each pay period for which the fixed match is made.
     3.2.3. Eligible Participant. For purposes of this Section 3.2, a Participant shall be an “Eligible Participant” for a Plan Year as of the payday coincident with or next following the date such Participant has completed the match eligibility requirements under Section 2.1.2 of the Retirement Savings Plan. Remuneration paid by the Employer as of any payday prior to the date the employee has completed the match eligibility requirements under Section 2.1.2 of the Retirement Savings Plan shall not be taken into account in determining the Participant’s Excess Compensation for purposes of determining the amount of such fixed match additions under this Section 3.2.
3. PERFORMANCE MATCH ADDITIONS. Effective for performance match additions made for Plan Years beginning on or after January 1, 2006, Section 3.3.3 of the Plan Statement is amended to read in full as follows:
     3.3.3. Eligible Participant. For purposes of this Section 3.3, a Participant shall be an “eligible Participant” for a Plan Year as of the payday coincident with or next following the date such Participant has completed the match eligibility requirements under Section 2.1.2 of the Retirement Savings Plan, and only if such Participant is on the last day of such Plan Year an employee of the Employer or an Affiliate (including for this purpose any Participant who then is on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer). Remuneration paid by the Employer as of any payday prior to the date the employee has completed the match eligibility requirements under Section 2.1.2 of the Retirement Savings Plan shall not be taken into account in determining the Participant’s Excess Compensation for purposes of determining the amount of such performance match additions under this Section 3.3.
4. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.